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                                                                   Exhibit 23.23

[Vitale, Caturano and Company Letterhead]



Board of Directors
First New England Dental Centers, Inc.
Boston, Massachusetts

The audits of Geoffrey M. Parrillo, D.M.D. referred to in our report dated November 23, 1996, included the related financial statement schedules as of September 30, 1996, December 31, 1995 and 1994, and for the nine months ended September 30, 1996 and for the years ended December 31, 1995 and 1994, included in the registration statement. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                       /s/ VITALE, CATURANO AND COMPANY, P.C.
                                       VITALE, CATURANO AND COMPANY, P.C.

                                       January 28, 1997
                                       Boston, Massachusetts